Exhibit 5.2

Dykema Gossett PLLC
39577 Woodward Avenue
Suite 300
Bloomfield Hills, MI 48304
WWW.DYKEMA.COM
Tel: (248) 203-0700
Fax: (248) 203-0763

April 29, 2013

Penske Automotive Group, Inc.
2555 Telegraph Road
Bloomfield Hills, MI 48302

Re:                             Registration Statement on Form S-4 (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of $550,000,000 principal amount of 5.75% Senior Subordinated Notes due 2022 (the “Exchange Notes”) by Penske Automotive Group, Inc., a Delaware corporation (the “Company”).

Ladies and Gentlemen:

We have acted as counsel for the Company, and each of the subsidiaries of the Company listed on Schedule A hereto (the “Guarantors” and together with the Company, the “Issuers”), in connection with the registration by the Company and the Guarantors under the Securities Act, of the Exchange Notes and the guarantees as to the payment of principal and interest on the Exchange Notes (the “Guarantees”) by each of the Guarantors.  Pursuant to the prospectus forming part of the Registration Statement (the “Prospectus”), the Company is offering to exchange (the “Exchange Offer”) up to $550,000,000 aggregate principal amount of Exchange Notes for an equal principal amount of its outstanding unregistered 5.75% Senior Subordinated Notes due 2022 (the “Outstanding Notes”) and to exchange the Exchange Note Guarantees for the guarantees as to the payment of principal and interest on the Outstanding Notes by the Guarantors.  The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of August 28, 2012, as amended (the “Indenture”), among the Company, the Guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the organizational documents and other relevant documents and certificates of the Guarantors, (ii) the Indenture, and (iii) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In all such examinations and for purposes of rendering these opinions, we have assumed the authenticity of all original and certified documents and conformity to original or certified documents of all copies submitted to us as conformed or facsimile, electronic or photostatic copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Indenture, which includes the form of the Exchange Notes, and any instruments related thereto and oral or written statements and other information of or from public officials, officers or representatives of the Company, the Guarantors and others, and assume compliance on the part of all parties to the Indenture and the Exchange Notes, and the instruments related thereto, with the covenants and agreements contained therein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion

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with respect to the subject matter or accuracy of such assumptions or items relied upon. In addition, we reviewed such questions of law as we considered appropriate.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective, no stop order suspending the effectiveness of the Registration Statement or preventing the use of any prospectus or prospectus supplement has been or will be issued and no proceedings for that purpose have been or will be instituted or threatened by the Commission; (ii) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (iii) the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws in exchange for the Outstanding Notes in the manner and in accordance with the terms stated in the Registration Statement; (iv) the Exchange Notes will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us and in accordance with the provisions of the Indenture; (v) the Exchange Notes will be duly authenticated by the Trustee in the manner provided in the Indenture; (vi) the Indenture has been duly authorized, executed and delivered by the parties thereto (other than the Issuers); (vii) the Indenture constitutes the legal, valid binding obligation of the Trustee and (viii) all signatures are genuine.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.                                      Each Guarantor is validly existing under the laws of the jurisdiction of its organization.

2.                                      Each Guarantor has the requisite power and authority to execute and deliver, and to perform all of its obligations under, the Indenture.

3.                                      Each Guarantor has taken all necessary action to duly authorize the execution, delivery and performance of the Indenture.

The opinions expressed herein are limited to matters governed by the Securities Act and the applicable business corporation, limited liability company or partnership laws, as applicable, of the States of Arizona, Arkansas, California, Connecticut, Florida, Georgia, Indiana, Nevada, New Jersey, Ohio, South Carolina, Tennessee, and Texas, as currently in effect and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

The opinions expressed herein are subject to the following:

(i)            bankruptcy, insolvency, reorganization, moratorium (or other related judicial doctrines) and other laws now or hereafter in effect affecting creditors’ rights and remedies generally;

(ii)           general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies) whether such principles are considered in a proceeding in equity or at law;

(iii)          the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally; and

(iv)          we have assumed consideration that is fair and sufficient to support the Guarantees under the Indenture has been, and would be deemed by a court of competent jurisdiction to have been, duly received by each Guarantor.

The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein or for any other reason. No opinion may be inferred or implied beyond the matters expressly contained herein. We do not find it necessary for purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offer and sale of the Exchange Notes.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus that forms a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ DYKEMA GOSSETT PLLC

SCHEDULE A

Guarantors

Subsidiary Guarantor	State of Incorporation or Organization
AUTO MALL PAYROLL SERVICES, INC.	Florida
CENTRAL FORD CENTER, INC.	Arkansas
CLASSIC AUTO GROUP, INC.	New Jersey
CLASSIC IMPORTS, INC.	New Jersey
CLASSIC MANAGEMENT COMPANY, INC.	New Jersey
CLASSIC OLDSMOBILE-PONTIAC-GMC TRUCK, LTD.	Texas
CLASSIC SPECIAL, LLC	Texas
CLASSIC SPECIAL ADVERTISING, INC.	Texas
CLASSIC SPECIAL AUTOMOTIVE, LTD.	Texas
CLASSIC SPECIAL AUTOMOTIVE GP, LLC	Texas
CLASSIC SPECIAL HYUNDAI, LTD.	Texas
CLASSIC TURNERSVILLE, INC.	New Jersey
COUNTY AUTO GROUP PARTNERSHIP	New Jersey
DAN YOUNG CHEVROLET, INC.	Indiana
DANBURY AUTO PARTNERSHIP	Connecticut
DIFEO CHRYSLER PLYMOUTH JEEP EAGLE PARTNERSHIP	New Jersey
DIFEO HYUNDAI PARTNERSHIP	New Jersey
DIFEO LEASING PARTNERSHIP	New Jersey
DIFEO NISSAN PARTNERSHIP	New Jersey
DIFEO TENAFLY PARTNERSHIP	New Jersey
EUROPA AUTO IMPORTS, INC.	California
FLORIDA CHRYSLER PLYMOUTH, INC.	Florida
GENE REED CHEVROLET, INC.	South Carolina
GMG MOTORS, INC.	California
HILL COUNTRY IMPORTS, LTD.	Texas
HUDSON MOTORS PARTNERSHIP	New Jersey
KMT/UAG, INC.	California
LANDERS BUICK-PONTIAC, INC.	Arkansas
LANDERS FORD NORTH, INC.	Arkansas
LANDERS UNITED AUTO GROUP NO. 2, INC.	Arkansas
MICHAEL CHEVROLET-OLDSMOBILE, INC.	South Carolina
OCT PARTNERSHIP	New Jersey
PAG MENTOR A1, INC.	Ohio
PAG ORLANDO PARTNERSHIP, LTD.	Florida

Subsidiary Guarantor	State of Incorporation or Organization
PEACHTREE NISSAN, INC	Georgia
PETER PAN MOTORS, INC.	California
RELENTLESS PURSUIT ENTERPRISES, INC.	California
SA AUTOMOTIVE, LTD.	Arizona
SAU AUTOMOTIVE, LTD.	Arizona
SCOTTSDALE FERRARI, LLC	Arizona
SCOTTSDALE JAGUAR, LTD.	Arizona
SCOTTSDALE MANAGEMENT GROUP, LTD.	Arizona
SDG AUTOMOTIVE INVESTMENTS, LLC	Ohio
SIGMA MOTORS INC.	Arizona
SOMERSET MOTORS PARTNERSHIP	New Jersey
SOMERSET MOTORS, INC.	New Jersey
TAMBURRO ENTERPRISES, INC.	Nevada
TRI-CITY LEASING, INC.	California
UAG ATLANTA IV MOTORS, INC.	Georgia
UAG CENTRAL REGION MANAGEMENT, LLC	Indiana
UAG CHCC, INC.	New Jersey
UAG CHEVROLET, INC.	New Jersey
UAG DULUTH, INC.	Texas
UAG GD, LTD.	Texas
UAG GN, LTD.	Texas
UAG GP, LTD.	Texas
UAG GW, LTD.	Texas
UAG HOUSTON ACQUISITION, LTD.	Texas
UAG HUDSON, INC.	New Jersey
UAG OLDSMOBILE OF INDIANA, LLC	Indiana
UNITED NISSAN, INC.	Georgia
UNITED NISSAN, INC.	Tennessee
WEST PALM AUTO MALL, INC.	Florida
WTA MOTORS, LTD.	Texas
YOUNG MANAGEMENT GROUP, INC.	Indiana